Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement Nos. 333-127820 and 333-146737 on Form S-8 of our report dated March 5, 2008, relating to the financial statements of Bio Solutions Manufacturing, Inc., which appear in this Annual Report on Amendment No. 1 to Form 10-KSB of Bio Solutions Manufacturing, Inc. for the fiscal years ended October 31, 2007 and October 31, 2006.

/s/ Sherb & Co., LLP

Sherb & Co., LLP
New York, New York

March 7, 2008